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                                                                    Exhibit 10.6

                              MANNKIND CORPORATION

                          EXECUTIVE SEVERANCE AGREEMENT

This Executive Severance Agreement (this "Agreement"), dated and effective as of August 1, 2003 is between MannKind Corporation, a Delaware corporation (the "Company"), and Hakan Edstrom (the "Executive").

WHEREAS the board of directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to ensure that the Company will have the continued dedication of the Executive, notwithstanding the fact that the Executive does not have any form of traditional employment contract or other assurance of job security;

AND WHEREAS the Board believes it is imperative to diminish any distraction of the Executive arising from the personal uncertainty and insecurity that arises in the absence of any assurance of job security by providing the Executive with reasonable compensation and benefit arrangements in the event of termination of the Executive's employment by the Company under certain defined circumstances.

NOW THEREFORE, in order to accomplish these objectives, the Board has caused the Company to enter into this agreement.

                                    1. TERM

The term of this Agreement (the "Term") shall be for a period of two (2) years from the date of this Agreement as first appearing; provided, however, that the Term shall automatically renew for additional one (1) year periods, unless notice of nonrenewal is given by either party to the other party at least ninety
(90) days prior to the end of the initial Term or any renewal Term, at the end of which this Agreement shall terminate without further action by either the Company of the Executive.

                                 2. EMPLOYMENT

The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company or by any affiliated or successor company is "at will" and may be terminated by either the Executive or the Company or its affiliated companies at any time with or without cause, subject to the termination payments prescribed herein.

                            3. ATTENTION AND EFFORT

During any period of time that the Executive remains in the employ of the Company, and excluding any periods of paid time-off to which the Executive is entitled, the Executive will devote all his productive time, ability, attention, and effort to the business and affairs of the Company and the discharge of the responsibilities assigned to him hereunder, and will seek to

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perform faithfully and efficiently such responsibilities. It shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions, (c) manage personal investments, or (d) engage in activities permitted by the policies of the Company or as specifically permitted by the Company, so long as such activities do not significantly interfere with the full time performance of the Executive's responsibilities in accordance with this Agreement. It is expressly understood and agreed that to the extent any such activities have been conducted by the Executive prior to the Term, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) during the Term shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

                                 4. TERMINATION

During the Term, employment of the Executive may be terminated as follows, but, in any case, the nondisclosure provisions set forth in Section 7 hereof shall survive the termination of this Agreement and the termination of the Executive's employment with the Company:

4.1      BY THE COMPANY OR THE EXECUTIVE

At any time during the Term, the Company may terminate the employment of the Executive with or without Cause (as defined below), and the Executive may terminate his employment for Good Reason (as defined below) or for any reason, upon giving Notice of Termination (as defined below).

4.2      AUTOMATIC TERMINATION

This Agreement and the Executive's employment shall terminate automatically upon the death or Disability of the Executive. The term "Disability" as used herein shall mean the Executive's inability (with such accommodation as may be required by law and which places no undue burden on the Company), to perform the Executive's essential duties for a period or periods aggregating twelve (12) weeks in any three hundred sixty-five (365) day period as a result of physical or mental illness, loss of legal capacity or any other cause.

4.3      NOTICE OF TERMINATION

Any termination by the Company or by the Executive during the Term shall be communicated by Notice of Termination to the other party given in accordance with Section 8 hereof. The term "Notice of Termination" shall mean a written notice that (a) indicates the specific termination provision in this Agreement relied upon, and (b) to the extent applicable, sets forth briefly the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance that contributed to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

4.4      DATE OF TERMINATION

"Date of Termination" means (a) if the Executive's employment is terminated by reason of death, the date of death, (b) if the Executive's employment is terminated by reason of Disability, immediately upon a determination by the Company of the Executive's Disability, and (c) in all

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other cases, upon the giving of the Notice of Termination. Notwithstanding the foregoing, the party giving the notice in the case of (c) above will have the right, but not the obligation, to have the termination be effective upon the expiration of any period specified in the Notice of Termination. In that event the Executive's employment and performance of services will continue during the specified period unless the other party (the Company in the event of a termination by the Executive or the Executive in the event of a termination by the Company) thereafter elects to terminate the employment of the Executive pursuant to Section 2 and that termination is as of an earlier date. Notwithstanding the foregoing, the Company may, upon notice to the Executive and without reducing the Executive's compensation during such period, excuse the Executive from any or all of his duties during such period.

                            5. TERMINATION PAYMENTS

In the event of termination of the Executive's employment during the Term, all compensation and benefits shall terminate, except as specifically provided in this Section 5.

5.1 TERMINATION BY THE COMPANY OTHER THAN FOR CAUSE OR BY THE EXECUTIVE FOR GOOD REASON

If during the Term the Company terminates the Executive's employment other than for Cause or the Executive terminates his employment for Good Reason, the Executive shall be entitled to:

         (a) Payment of the following accrued obligations (the "Accrued Obligations"):

                  (i) the Executive's then current annual base salary through the Date of Termination to the extent not theretofore paid; and

                  (ii) if the performance criteria for earning the annual bonus for the full fiscal year of termination have been fully satisfied at the time of termination (excluding any requirement that the Executive be employed by the Company at the end of the fiscal year), the product of (x) the amount of the annual bonus for that year and (y) a fraction the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is three hundred sixty-five
                           (365);

                  (iii) if the performance criteria for earning the annual bonus for the full fiscal year of termination have not been fully satisfied and the Board of Directors of the Company determines that all such criteria could not have been satisfied if the Executive remained employed for the full fiscal year, no amount for the annual bonus; and

                  (iv) if neither (ii) nor (iii) apply, the product of (x) the Three-Year Average Annual Bonus and (y) a fraction the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is three hundred sixty-five (365). "Three-Year Average Annual Bonus" shall mean the average of bonuses paid or payable to the Executive by the Company for each of the three fiscal years immediately preceding the year of termination (including the annualized amount of any such bonus paid or payable for any partial year, but not stock options or stock awards, which became fully vested and any deferred compensation earned during any of

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                           those years and excluding any sign-on or other
                           one-time-only bonus). If the Executive has not been an executive officer of the Company during the entire three-year period referred to above or was not offered a bonus during any of those years, then the Three-Year Average Annual Bonus shall be calculated for such shorter time that he or she was an executive officer of the Company and had been offered a bonus; and

                  (v) any compensation previously deferred by the Executive (together with accrued interest or earnings thereon, if any) and any accrued paid time-off that would be payable under the Company's standard policy, in each case to the extent not theretofore paid.

         (b) For eighteen (18) months after the Date of Termination or until the Executive qualifies for comparable medical and dental insurance benefits from another employer, whichever occurs first, and subject to the satisfactory execution by the Executive (including the expiration of any revocation period) of an agreement substantially in the form of Exhibit A hereof, the Company shall pay the Executive's premiums for

                  (i) health insurance benefit continuation for the Executive and his family members, if applicable, that the Company provides to the Executive under the provisions of the federal Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), to the extent that the Company would have paid such premiums had the Executive remained employed by the Company (such continued payment is hereinafter referred to as "COBRA Continuation"); and

                  (ii) additional health coverage (such as Exec-U-Care), life, accidental death and disability and other insurance programs for the Executive and his family members, if applicable, to the extent such programs existed on the Date of Termination.

         (c) Continuation of the Executive's then current annual base salary for the fiscal year in which the Date of Termination occurs for a period of eighteen (18) months after the Date of Termination, subject to payment and potential reduction as set forth in Section 5.5 hereof and further subject to the satisfactory execution by the Executive (including the expiration of any revocation period) of an agreement substantially in the form of Exhibit A hereof.

         (d) An amount equal to the Three-Year Average Annual Bonus, subject to the satisfactory execution by the Executive (including the expiration of any revocation period) of an agreement substantially in the form of Exhibit A hereof.

         (e) The provision of any agreement evidencing any outstanding, vested stock option causing such vested option to terminate within a specified period of time after the termination of employment shall be extended until eighteen (18) months after the Date of Termination except that nothing herein shall extend any such vested option beyond its original term or shall affect its termination for any reason other than termination of employment. The provisions of this clause (e) are subject to the

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                  satisfactory execution by the Executive (including the
                  expiration of any revocation period) of an agreement substantially in the form of Exhibit A hereof.

5.2      TERMINATION FOR CAUSE OR OTHER THAN FOR GOOD REASON

If during the Term the Executive's employment shall be terminated by the Company for Cause or by the Executive for other than Good Reason, this Agreement shall terminate without further obligation on the part of the Company to the Executive, other than the Company's obligation to pay the Executive the amounts in Section 5.1(a) (i) and (v).

5.3      EXPIRATION OF TERM

In the event the Executive's employment is not terminated prior to expiration of the Term and notice of non-renewal is given pursuant to Section 1, this Agreement shall terminate without further obligation on the part of the Company to the Executive.

5.4      TERMINATION BECAUSE OF DEATH OR DISABILITY

Upon the Executive's death or Disability, this Agreement shall terminate automatically without further obligation on the part of the Company to the Executive or his legal representatives under this Agreement, other than the Company's obligation, if any, to pay the Executive the benefits in Section 5.1(a) to (e).

5.5      PAYMENT SCHEDULE AND OFFSET FOR OTHER EARNINGS

All payments, or any portion thereof, payable pursuant to Section 5.1, shall be made to the Executive within ten (10) working days of the Date of Termination except that

         (a) any amount payable to the Executive pursuant to Section 5.1(a)(ii), (iii) or (iv) or Section 5.1(d) shall be paid to Executive when his or her bonus would have been paid if he or she were still employed; and

         (b) any payments payable to the Executive pursuant to Section 5.1(c) hereof shall be made to the Executive in the form of salary continuation payable at normal payroll intervals during the eighteen (18) month severance period on the dates when the Executive would have received his or her payments of salary if he or she were still employed and in the amounts he or she would have received, subject to offset during the final six
                  (6) months of such severance period for other earnings received by the Executive as follows:

                  (i) The Executive shall have an affirmative duty to seek other employment or otherwise mitigate lost earnings during the final fifteen (15) months of the eighteen
                           (18) month severance period;

                  (ii) The Executive shall disclose to the Company any earnings received (or that the Executive had the right to receive) from employment or consulting during the final fifteen (15) months of the eighteen
                           (18) month severance period, and the source(s) of such earnings;

                  (iii) The disclosures of earnings shall be made by Executive within two (2) weeks of any period of time in which Executive received payment from Company and also received earnings from another source (or had a right to receive earnings);

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                  (iv)     The Company, in each payroll period that a severance
                           payment is due, shall have the right to offset on a dollar-for-dollar basis all such earnings that the Executive received or had the right to receive during that payroll period.

5.6      CAUSE

For purposes of this Agreement, termination of the Executive's employment shall be for "Cause" if it is for any of the following:

         (a) A refusal to carry out any material lawful duties of the Executive or any directions or instructions of the Board or senior management of the Company reasonably consistent with those duties;

         (b) Failure to perform satisfactorily any lawful duties of the Executive or any directions or instructions of the Board or senior management reasonably consistent with those duties; provided, however, that the Executive has been given notice and has failed to correct any such failure within (10) days thereafter (unless any such correction by its nature cannot be done in 10 days, in which event the Executive will have a reasonable time to correct failures), and provided further that the Company shall have no obligation to give notice and the Executive will have no such opportunity to correct more than two times in any twelve calendar month period;

         (c) Violation by the Executive of a local, state or federal law involving the commission of a crime, other than minor traffic violations, or any other criminal act involving moral turpitude;

         (d) The Executive's gross negligence, willful misconduct or breach of his or her duty to the Company involving self-dealing or personal profit;

         (e) Current abuse by the Executive of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the Executive; or any incident materially compromising the Executive's reputation or ability to represent the Company with investors, customers or the public;

         (f) Any other material violation of any provision of this Agreement by the Executive not described in (a) or (b) above, subject to the same notice and opportunity to correct provisions as are set forth in (b) above; or

         (g) The Executive reaching a mandatory retirement age established by the Company.

5.7      GOOD REASON

For purposes of this Agreement, "Good Reason" means:

         (a) Reduction of the Executive's annual base salary to a level below the level in effect on the date of this Agreement, regardless of any change in the Executive's duties or responsibilities;

         (b) Any material diminution in Executive's position, authority, duties or responsibilities or any other action by the Company that results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated and inadvertent action not taken in bad faith and that is remedied by the Company within ten (10) days after receipt of notice thereof is provided to the Company by the Executive;

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         (c)      The Company's requiring the Executive to be based at any
                  office or location more than fifty (50) miles from the location of the Executive's assigned worksite prior to the Date of Termination and the Executive's residence at any such time such requirement is imposed;

         (d) Any non-renewal by the Company of this Agreement; provided, however, that the Executive may only utilize this paragraph
                  (d) during the 30-day period immediately following his receipt of the notice of non-renewal given by the Company pursuant to
                  Section 1 hereof;

         (e) Any failure by the Company to comply with and satisfy Section 9 hereof; provided, however, that the Company's successor has received at least ten (10) days' prior written notice from the Company or the Executive of the requirements of Section 9 hereof; or

         (f) Any other material violation of any provision of this Agreement by the Company.

Notwithstanding the foregoing, no basis for a termination for Good Reason will be deemed to exist unless the Executive notifies the Company in writing of any event in (a) through (f) above and the Company or its successor fails to cure any such event within thirty (30) days after receipt of the notice.

5.8      WITHHOLDING TAXES

Any payments provided for in this Agreement shall be paid net of any applicable withholding required under federal, state or local law.

5.9      WARN ACT

Notwithstanding the provisions of Section 5.1 through 5.5, in the event the Executive is entitled, by operation of any act or law, to unemployment compensation benefits or benefits under the Work Adjustment and Retraining Act of 1988 (known as the "WARN Act") in connection with the termination of his or her employment in addition to those required to be paid to him or her under this Agreement, then to the extent permitted by applicable law governing severance payments or notice of termination of employment, the Company shall be entitled to offset against the amount payable hereunder the amounts of any such mandated payments.

                       6. REPRESENTATIONS AND WARRANTIES

In order to induce the Company to enter into this Agreement, the Executive represents and warrants to the Company that neither the execution nor the performance of this Agreement by the Executive will violate or conflict in any way with any other agreement by which the Executive may be bound.

             7. NONDISCLOSURE; RETURN OF MATERIALS; NONSOLICITATION

7.1      NONDISCLOSURE

Except as required by his employment with the Company, the Executive will not, at any time during the term of employment with the Company, or at any time thereafter, directly, indirectly or otherwise, use, communicate, disclose, disseminate, lecture upon or publish articles relating to

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any confidential, proprietary or trade secret information without the prior written consent of the Company. The Executive understands that the Company will be relying on this covenant in continuing the Executive's employment, paying him compensation, granting him any promotions or raises, or entrusting him with any information that helps the Company compete with others.

7.2      RETURN OF MATERIALS

All documents, records, notebooks, notes, memoranda, drawings, computer files or other documents made or compiled by the Executive at any time while employed by the Company, or in his possession, including any and all copies thereof, shall be the property of the Company and shall be held by the Executive in trust and solely for the benefit of the Company, and shall be delivered to the Company by the Executive upon termination of employment or at any other time upon request by the Company.

7.3      NONSOLICITATION

During the period that Executive is receiving the payments described in Section 5.1(c) he or she will not actively solicit any employees of the Company or its Affiliates to accept employment from any other person or entity. "Affiliate" is defined as any entity controlling, controlled by or under common control with the Company within the meaning of Rule 405 of the Securities and Exchange Commission under the Securities Act of 1933.

                               8. FORM OF NOTICE

Every notice required by the terms of this Agreement shall be given in writing by serving the same upon the party to whom it was addressed personally or by registered or certified mail, return receipt requested, at the address set forth below or at such other address as may hereafter be designated by notice given in compliance with the terms hereof:

If to the Executive:        23312 Happy Valley Drive
                            Newhall, CA 91321

If to the Company:          MannKind Corporation
                            Attn:  President
                            28903 North Avenue Paine
                            Valencia, CA 91355

or such other address as shall be provided in accordance with the terms hereof. Except as set forth in Section 4.4 hereof, if notice is mailed, such notice shall be effective upon mailing. Notices sent in any other manner specified above shall be effective upon receipt.

                                 9. ASSIGNMENT

This Agreement is personal to the Executive and shall not be assignable by the Executive.

The Company shall assign to and require any successor (whether by purchase of assets, merger or consolidation) to all or substantially all the business and/or assets of the Company to assume

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expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, the "Company" shall mean MannKind Corporation and any affiliated company or successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by contract, operation of law or otherwise; and as long as such successor assumes and agrees to perform this Agreement, the termination of the Executive's employment by one such entity and the immediate hiring and continuation of the Executive's employment by the succeeding entity shall not be deemed to constitute a termination or trigger any severance obligation under this Agreement. All the terms and provisions of this Agreement shall be binding upon and insure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

                                  10. WAIVERS

No delay or failure by any party hereto in exercising, protecting or enforcing any of its rights, titles, interests or remedies hereunder, and no course of dealing or performance with respect thereto, shall constitute a waiver thereof. The express waiver by a party hereto of any right, title, interest or remedy in a particular instance or circumstance shall not constitute a waiver thereof in any other instance or circumstance. All rights and remedies shall be cumulative and not exclusive of any other rights or remedies.

                           11. AMENDMENTS IN WRITING

No amendment, modification, waiver, termination or discharge of any provision of this Agreement, or consent to any departure therefrom by either party hereto, shall in any event be effective unless the same shall be in writing, specifically identifying this Agreement and the provision intended to be amended, modified, waived, terminated or discharged and signed by the President or Chief Executive Officer of the Company and the Executive, and each such amendment, modification, waiver, termination or discharge shall be effective only in the specific instance and for the specific purpose for which given. No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by the Company and the Executive.

                               12. APPLICABLE LAW

This Agreement shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to any rules governing conflicts of laws.

                        13. ARBITRATION; ATTORNEYS' FEES

Except in connection with enforcing Section 7 hereof, for which legal and equitable remedies may be sought in a court of law, any dispute arising under this Agreement shall be subject to arbitration. The arbitration proceeding shall be conducted in accordance with the Employment

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Arbitration Rules of the American Arbitration Association (the "AAA Rules") then in effect, conducted by one (1) arbitrator either mutually agreed upon or selected in accordance with the AAA Rules. The arbitration shall be conducted in Los Angeles County, California, under the jurisdiction of the Los Angeles office of the American Arbitration Association. The arbitrator shall have authority only to interpret and apply the provisions of this Agreement, and shall have no authority to add to, subtract from or otherwise modify the terms of this Agreement. Any demand for arbitration must be made within sixty (60) days of the event(s) giving rise to the claim that this Agreement has been breached. The arbitrator's decision shall be final and binding, and each party agrees to be bound by the arbitrator's award, subject only to an appeal therefrom in accordance with the laws of the State of California. Either party may obtain judgment upon the arbitrator's award in the Superior Court of Los Angeles
County, California.

If it becomes necessary to pursue or defend any legal proceeding, whether in arbitration or court, in order to resolve a dispute arising under this Agreement, the prevailing party in any such proceeding shall be entitled to recover costs and attorneys' fees.

                                14. SEVERABILITY

If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, for any reason, including, without limitation, the duration of such provision, its geographical scope or the extent of the activities prohibited or required by it, then, to the full extent permitted by law: (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intent of the parties hereto as nearly as may be possible, (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision hereof, and (c) any court or arbitrator having jurisdiction thereover shall have the power to reform such provision to the extent necessary for such provision to be enforceable under applicable law.

               15. COORDINATION WITH CHANGE OF CONTROL AGREEMENT

The Company and the Executive are contemporaneously with this Agreement entering into a Change of Control Agreement (the "Change of Control Agreement"), which agreement provides for certain forms of severance and benefit payments in the event of termination of Executive's employment under certain defined circumstances. This Agreement is in addition to the Change of Control Agreement, providing certain assurances to the Executive in circumstances that the Change of Control Agreement does not cover, and in no way supersedes or nullifies the Change of Control Agreement. Nevertheless, it is possible that a termination of employment by the Company or by the Executive may fall within the scope of both agreements. In such event, payments made to the Executive under Section 5.1 hereof shall be coordinated with payments made to the Executive under Section
8.1 of the Change of Control Agreement as follows:

         (a) Accrued Obligations under this Agreement shall be paid first, in which case the obligations under Section 8.1(a) of the Change of Control Agreement need not be paid;

         (b) COBRA Continuation under this Agreement shall be provided first, in which case the obligations under Section 8.1(b) of the Change of Control Agreement need not be provided; and

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         (c)      The severance payments required under Sections 8.1(c) and
                  8.1(d) of the Change of Control Agreement shall be paid first, in which case any severance payment required under Sections 5.1(c) and 5.1(d) hereof need not be provided.

                         16. EXCESS PARACHUTE PAYMENTS

If any portion of the payments or benefits under this Agreement, taken together with any other agreement or benefit plan of the Company (including stock options), would be characterized as an "excess parachute payment" to the Executive under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the payments and benefits shall be reduced to the extent necessary to avoid the imposition of any tax that would otherwise be owed under Section 4999 of the Code. Such reductions shall first be made to the bonus payments referred to in Section 5.1(a)(ii), (iii) or (iv), whichever is applicable, then to the salary continuation payments referred to in Section 5.1(c) and then to the salary payments under Section 5.1(a)(i). The determination of whether and the extent to which payments and benefits are to be reduced pursuant to this
Section 16 shall be made in writing by tax accountants and/or tax lawyers selected by the Company and reasonably acceptable to the Executive.

                              17. ENTIRE AGREEMENT

Except as described in Section 15 hereof, this Agreement constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior or contemporaneous oral or written communications, understandings, or agreements between the Company and the Executive with respect to such subject matter are hereby superseded and nullified in their entireties, except that the agreement relating to proprietary information and inventions between the Executive and the Company shall continue in full force and effect.

                                18. COUNTERPARTS

This Agreement may be executed in counterparts, each of which counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed and entered into this Agreement effective on the date first set forth above.

MANNKIND CORPORATION                                     EXECUTIVE

By:  /s/ Michael Page                                    /s/ Hakan Edstrom
     --------------------                                -----------------------
Its:  Vice Chairman & CEO                                Hakan Edstrom

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                                    EXHIBIT A
                    GENERAL RELEASE AND SETTLEMENT AGREEMENT

The parties to this General Release and Settlement Agreement ("Release") between ________________________________ ("Employee") and MannKind Corporation ("the
Company") state that:

The parties desire to terminate their employment relationship. Both parties desire to fully and finally resolve all differences and disputes without further costs;

THEREFORE, the parties agree:

1. In consideration of the payments to Employee as provided in the Executive Severance Agreement between the Employee and the Company dated August 1, 2003, Employee does forever release and discharge the Company and all its parent, subsidiary and affiliated entities and all their past, present and future directors, officers, agents, employees, or representatives from all claims, damages, liabilities, and demands of whatever kind and character up to the date she/he signs below ("disputes"), including, but not limited to, arising out of or in any way related to any of the circumstances of Employee's employment or termination of employment with the Company.

     Employee releases all disputes relating to or arising out of any state, municipal, or federal statute, ordinance, regulation, order, contract, tort, or common law, including, but not limited to, the Age Discrimination in Employment Act. The parties intend that the disputes released herein be construed as broadly as possible.

2. This Release also extends to all disputes by Employee against the Company whether known or unknown, suspected or unsuspected, past or present, and whether or not they arise out of or are attributable to the circumstances of Employee's employment or termination of employment with the Company. Specifically, Employee hereby expressly waives any and all rights under
     Section 1542 of the California Civil Code, which reads in full as follows:

     SECTION 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

3. Employee further understands and agrees that neither the payment nor the execution of this Release, or any part of it, shall constitute or be construed as an admission of any alleged liability or wrongdoing whatsoever by the Company. The Company expressly denies it has committed any alleged liability or wrongdoing.

4. All films, files, books, computer files, correspondence, lists, equipment, manuals, other written and graphic records and the like and all copies thereof, affecting or relating to the business of Company which Employee shall have prepared, used, constructed, observed, possessed or controlled, shall be and remain the Company's sole property. Employee agrees to deliver promptly to the Company all such property relating to the Company, which are or have been in his possession or under his control. Employee also agrees to continue to abide by his confidentiality of information and inventions agreement with the Company.

5. Employee agrees not to seek reemployment with the Company or any of its affiliates.

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

6. This Release shall be governed by the substantive law of the State of California. In the event of any dispute concerning the interpretation of this Release or in any way related to Employee's employment or termination of employment, the dispute shall be resolved by arbitration within the County of Los Angeles, California, in accordance with the then existing rules for employment dispute arbitration of the American Arbitration Association, and judgment upon any arbitration award may be entered by any state or federal court having jurisdiction thereof. The parties intend this arbitration provision to be valid and construed as broadly as possible. The prevailing party in such arbitration shall recover its reasonable costs and attorneys' fees.

7. If any provision of this General Release and Settlement Agreement is determined to be invalid or unenforceable, all of the other provisions shall remain valid and enforceable notwithstanding, unless the provision found to be unenforceable is of such material effect that this Release cannot be performed in accordance with the intent of the parties in the absence thereof.

8. No promise or agreement other than that expressed herein has been made. This General Release and Settlement Agreement constitutes a single integrated contract expressing the entire agreement of the parties hereto. There are no other agreements, written or oral, express or implied, between the parties concerning the subject matter hereof, except the provisions set forth in this Release. This Release supersedes all previous agreements and understandings, whether written or oral. This Release can be amended, modified or terminated only by a writing executed by both Employee and the President of the Company.

9. In compliance with the Olders Workers Benefit Protection Act, Employee has been given twenty-one (21) days to review this Release before signing it. Employee also understands that he may revoke this General Release and Settlement Agreement within seven (7) days after it has been signed and that it is not enforceable or effective until the seven (7) day revocation period has expired. Additionally, employee has been advised in this writing to consult with an attorney before executing this General Release and Settlement Agreement.

10. THE EMPLOYEE STATES THAT HE/SHE IS IN GOOD HEALTH AND FULLY COMPETENT TO MANAGE HIS/HER BUSINESS AFFAIRS, THAT HE/SHE HAS CAREFULLY READ THIS GENERAL RELEASE AND SETTLEMENT AGREEMENT, THAT HE/SHE FULLY UNDERSTANDS ITS FINAL AND BINDING EFFECT, THAT THE ONLY PROMISES MADE TO HIM/HER TO SIGN THIS RELEASE ARE THOSE STATED AND CONTAINED IN THIS RELEASE, AND THAT HE/SHE IS SIGNING THIS AGREEMENT KNOWINGLY AND VOLUNTARILY.

AGREED AND ACCEPTED this _______ day of __________, _______:

MANNKIND CORPORATION                                     EXECUTIVE

By:___________________________                           ______________________

Its:___________________________

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